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                                                                    EXHIBIT 23.6


PERSONAL AND CONFIDENTIAL
-------------------------


January 30, 2001

Board of Directors
Transocean Sedco Forex Inc.
4 Greenway Plaza
Houston, TX  77046


Re:      Registration Statement on Form S-4 of Transocean Sedco
         Forex Inc. (the "Registration Statement") relating to the ordinary shares referred to below


Gentlemen:


You have notified us that Transocean Sedco Forex Inc. ("Transocean") intends to file the Registration Statement solely for the purpose of registering a certain additional number of ordinary shares, par value $0.01 per share, to effectuate the transactions described in Transocean's Registration Statement on Form S-4, as amended (File No. 333-46374) (the "Earlier Registration Statement"). In connection with the filing of the Registration Statement, you have asked us to consent to the incorporation by reference into the Registration Statement of the opinion of our Firm and certain references thereto in the Joint Proxy Statement/Prospectus included in the Earlier Registration Statement, in accordance with General Instruction K to Form S-4.

In that regard, we hereby consent to the incorporation by reference into the Registration Statement of the opinion of our Firm in the Joint Proxy Statement/Prospectus included in the Earlier Registration Statement and to the incorporation by reference into the Registration Statement of the reference to the opinion of our Firm under the captions "Summary--Opinion of Goldman, Sachs & Co.", "The Merger--Background of the Merger" and "The Merger--Opinion of Goldman, Sachs & Co." in the Joint Proxy Statement/Prospectus included in the Earlier Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under
Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.

The above-referenced opinion letter was provided for the information and assistance of the Board of Directors of Transocean in connection with its consideration of the transaction contemplated therein and is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any registration statement, proxy statement or any other document, except in accordance with our prior written consent.

Very truly yours,


/s/ GOLDMAN, SACHS & CO.




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